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                                                                  Exhibit 23 (a)
                                                                  --------------
                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Gorman-Rupp Company for the registration of 90,000 shares of its common stock for the benefit of a selling shareholder and to the incorporation by reference therein of our report dated January 26, 2001, with respect to the consolidated financial statements of The Gorman-Rupp Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Cleveland, Ohio
March 26, 2001